Exhibit 99.1
Tronox Incorporated Reports Preliminary
2007 Second-Quarter Earnings
     Oklahoma City, Aug. 1, 2007 — Tronox Incorporated (NYSE: TRX, TRX.B) today reported preliminary results for the fiscal second quarter ended June 30, 2007.
     Tronox reported a loss from continuing operations for the 2007 second quarter of $20.0 million ($0.49 per diluted common share), compared with a loss from continuing operations in the 2006 second quarter of $5.7 million ($0.14 per diluted common share). The second quarter of 2007 was negatively impacted by lower sales volumes and prices coupled with costs from production difficulties at the company’s Botlek, Netherlands, titanium dioxide (TiO2) plant. The 2007 second-quarter results also reflect an environmental provision of $1.5 million for costs associated with an environmental assessment at the company’s Henderson, Nev., site and a tax provision of $6.8 million.
     “As anticipated, market challenges continued in the second quarter, with weak demand in North America resulting in lower net sales,” said Tom Adams, Tronox chairman and chief executive officer. “In addition to the expected challenges in the marketplace, our results were impacted by the items we reported in July, resulting in decreased earnings. While I am not satisfied with our results, I am pleased with our progress on the company’s long-term strategic plan, including our Project Cornerstone cost reduction and cash management initiatives, designed to move Tronox to top quartile performance.
     “During the quarter, we were able to manage cash flow and pay off $11.5 million of our term loan. Our Project Cornerstone efforts resulted in a decrease in our second-quarter 2007 costs compared to the same period in 2006, as well as a working capital reduction of approximately $41.0 million since March 31, 2006,” said Adams. “In addition, we believe the supply-demand fundamentals and the increasing costs of TiO2 inputs provide support for global price increases.”

     Efforts to monetize the company’s 100%-owned land in Henderson, Nev., are progressing as planned, with a contract signed on one of the largest parcels during the second quarter. Tronox’s goal is to complete this sale and others by year end, which would result in estimated pretax income of approximately $45 million.
     “We are committed to our ongoing long-term strategic initiatives to reduce cash costs and working capital, while maintaining a disciplined approach to cash management,” said Adams. “In response to the challenging short-term business environment, we are implementing additional Project Cornerstone cost reduction initiatives to improve financial performance. We will provide more details in the next few weeks.”
Outlook
     With increasing demand and limited capacity expansion in the industry, Tronox continues to project a positive long-term outlook for the global titanium dioxide industry. The company estimates global demand growth in 2007 will be in the range of 2.8% to 3.2%. Demand remains strong in the Asia-Pacific and European regions, while North American demand continues to be impacted by the weak housing market.
     Tronox continues to work with multiple parties as it pursues strategic options for monetizing the company’s only sulfate process TiO2 plant, which is located in Uerdingen, Germany. “With additional companies expressing interest during the current phase of the process, we have extended the process to include these companies,” said Adams.
Results of Operations
     Tronox reported a net loss for the 2007 second quarter of $21.2 million ($0.52 per share), compared with a net loss of $14.4 million ($0.36 per share) for the 2006 second quarter.
     Net sales for the 2007 second quarter were $366.5 million, compared with $375.9 million in the prior-year period. The decrease in sales was due to lower pigment sales volumes and prices, which were negatively affected by North America market conditions.
     Adjusted EBITDA was $34.7 million in the second quarter of 2007, compared with $40.3 million in the 2006 second quarter.

	Three Months		Six Months
(Millions of dollars, except	Ended June 30,		Ended June 30,
per-share amounts)	2007	2006	2007	2006
Income (Loss) from Continuing Operations	$(20.0)	$(5.7)	$(29.0)	$17.9
Loss from Discontinued Operations	(1.2)	(8.7)	(1.6)	(11.7)

Net Income (Loss)	$(21.2)	$(14.4)	$(30.6)	$6.2

Diluted Earnings Per Share Income (Loss) from Continuing Operations	$(0.49)	$(0.14)	$(0.71)	$0.44
Loss from Discontinued Operations	(0.03)	(0.22)	(0.04)	(0.29)

Net Income (Loss)	$(0.52)	$(0.36)	$(0.75)	$0.15

Adjusted EBITDA (1)	$34.7	$40.3	$73.8	$103.1

(1)	Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate Adjusted EBITDA differently, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A detailed reconciliation to the comparable GAAP financial measures can be found on page 10 of this news release and also can be found in the Investor Relations section of the company’s website at http://www.tronox.com/ir/ir_GAAP.htm.
Titanium Dioxide Pigment Results
     Pigment sales for the 2007 second quarter were $340.2 million, compared with $352.0 million in the prior-year period. The decrease was a result of lower sales volumes and prices, primarily due to lower demand in North America partially offset by the effects of foreign exchange.

     Second-quarter 2007 pigment production volumes, including 100% of the Tiwest Joint Venture, were 147,600 tonnes, compared with 144,500 tonnes in the second quarter of 2006.
     Pigment recorded an operating profit of $3.7 million in the second quarter of 2007, compared with $10.2 million in the 2006 second quarter. The decrease was due primarily to lower volumes and sales prices.
Electrolytic and Other Chemical Products Results
     Electrolytic and other chemical products sales for the 2007 second quarter were $26.3 million, compared with $23.9 million in the 2006 period due to higher sales volumes.
     Electrolytic and other chemical products had an operating loss of $0.8 million in the 2007 second quarter, compared with an operating profit of $1.3 million in the second quarter of 2006. The decrease was primarily a result of the Henderson, Nev., environmental provision. The environmental provision recorded in the second quarter of 2007 was partially offset by expected insurance reimbursements and a portion of Kerr-McGee’s reimbursement obligation.
Income Tax Provision
      Tronox recorded a tax charge of $4.0 million in the 2007 second quarter due to additional discussions with German tax authorities pertaining to the company’s ongoing income tax audit for the years 1998 through 2001. The taxation of foreign operations and interest on uncertain tax positions also contributed to the negative tax rate during the quarter, resulting in additional tax expense of $2.8 million.
Debt and Cash Balances
     During the second quarter of 2007, Tronox generated cash flows from operating activities of $29.0 million. This cash plus cash on hand at the beginning of the period enabled the company to reduce its term loan by $11.5 million during the second quarter resulting in debt outstanding at June 30, 2007, of $537.5 million.
     At June 30, 2007, the company had cash and cash equivalents of $39.7 million and no amount outstanding under its $250 million revolving credit facility resulting in net debt outstanding of $497.8 million.

Conference Call
     Tronox will hold a conference call today at 11 a.m. EDT to discuss its second-quarter 2007 financial and operating results and expectations for the future. The slide presentation for the conference call is available at http://www.tronox.com/ir/events/index.htm. Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-800-299-7089 in the United States or 617-801-9714 outside the United States. The code for both dial-in numbers will be 17147647. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 617-801-6888 outside the United States. The code for the replay will be 39053082. The webcast will be archived for 30 days on the company’s website.
About Tronox
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.
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Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K and Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm Direct: 405-775-5177 Cell: 405-830-6937 debbie.schramm@tronox.com

Investor Contact:	Robert Gibney Direct: 405-775-5105 robert.gibney@tronox.com
07-17

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars, except per-share amounts)	2007	2006	2007	2006
Consolidated Statement of Operations
Net sales	$366.5	$375.9	$705.6	$714.7
Cost of sales	337.1	342.7	638.4	618.7

Gross Margin	29.4	33.2	67.2	96.0
Selling, general and administrative expenses	29.4	27.7	65.0	66.0
Provision for environmental remediation and restoration, net of reimbursements	1.5	—	1.7	(20.5)

	(1.5)	5.5	0.5	50.5
Interest and debt expense	(12.4)	(12.3)	(24.7)	(24.3)
Other income, net	0.7	5.3	2.4	9.7

Income (loss) from continuing operations before income taxes	(13.2)	(1.5)	(21.8)	35.9
Income tax provision	(6.8)	(4.2)	(7.2)	(18.0)

Income (loss) from continuing operations	(20.0)	(5.7)	(29.0)	17.9
Loss from discontinued operations, net of taxes	(1.2)	(8.7)	(1.6)	(11.7)

Net income (loss)	$(21.2)	$(14.4)	$(30.6)	$6.2

Income (loss) per common share
Basic -
Continuing operations	$(0.49)	$(0.14)	$(0.71)	$0.44
Discontinued operations	(0.03)	(0.22)	(0.04)	(0.29)

Net income (loss)	$(0.52)	$(0.36)	$(0.75)	$0.15

Diluted -
Continuing operations	$(0.49)	$(0.14)	$(0.71)	$0.44
Discontinued operations	(0.03)	(0.22)	(0.04)	(0.29)

Net income (loss)	$(0.52)	$(0.36)	$(0.75)	$0.15

Weighted average shares outstanding (thousands)
Basic	40,698	40,370	40,653	40,369
Diluted	40,698	40,370	40,653	40,885

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars)	2007	2006	2007	2006
Segment Information
Net sales
Pigment	$340.2	$352.0	$655.6	$663.6
Electrolytic and other chemical products	26.3	23.9	50.0	51.1

Total	$366.5	$375.9	$705.6	$714.7

Operating profit (loss)
Pigment	$3.7	$10.2	$11.0	$35.9
Electrolytic and other chemical products	(0.8)	1.3	(1.6)	23.1

	2.9	11.5	9.4	59.0

Corporate and nonoperating sites	(4.4)	(6.0)	(8.9)	(8.5)

Total operating profit (loss)	(1.5)	5.5	0.5	50.5

Interest and debt expense	(12.4)	(12.3)	(24.7)	(24.3)
Other income, net	0.7	5.3	2.4	9.7
Income tax provision	(6.8)	(4.2)	(7.2)	(18.0)
Loss from discontinued operations, net of taxes	(1.2)	(8.7)	(1.6)	(11.7)

Net income (loss)	$(21.2)	$(14.4)	$(30.6)	$6.2

	—	—	—	—
Other income, net
Net foreign currency transaction gain (loss)	$(1.2)	$3.8	$(1.5)	$8.1
Equity in net earnings of equity method investees	1.3	4.7	2.0	4.7
Interest income	0.5	0.6	1.3	1.3
Provision for litigation settlements	—	(3.7)	—	(3.7)
Other income (expense)	0.1	(0.1)	0.6	(0.7)

Total	$0.7	$5.3	$2.4	$9.7

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Volumes and capacity in thousands of tonnes)	2007	2006	2007	2006
Selected Information
Titanium Dioxide Operating Statistics
Production volumes
100% owned facilities	120.8	118.3	240.2	241.5
50% owned production — Tiwest joint venture	13.4	13.1	26.3	26.9

Total Tronox production	134.2	131.4	266.5	268.4
Product purchased from Tiwest joint venture partner	13.4	13.1	26.3	26.9

Total production available to be marketed by Tronox	147.6	144.5	292.8	295.3

Production capacity — period to date
100% owned facilities	132.7	128.2	263.8	254.9
50% owned production — Tiwest joint venture	13.7	13.7	27.3	27.3

Total Tronox production capacity	146.4	141.9	291.1	282.2
Production capacity of Tiwest joint venture partner	13.7	13.7	27.3	27.3

Production capacity available to be marketed by Tronox	160.1	155.6	318.4	309.5

Percentage change in average TiO2 selling price in U.S. dollars
Q2, 2007 vs. Q1, 2007	-1%

	At	At
	June 30,	Dec. 31,
(Millions of dollars)	2007	2006
Selected Balance Sheet Information
Cash and cash equivalents	$39.7	$76.6
Current assets	777.1	794.1
Total assets	1,786.3	1,823.4
Current liabilities	413.3	411.9
Long-term debt	533.9	534.1
Stockholders’ equity	409.8	437.3

Shares outstanding at period-end (thousands)	41,478	41,244

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Selected Cash Flow Information
Net cash flows from operating activities	$29.0	$(1.0)	$14.1	$13.4
Depreciation and amortization	27.9	24.8	$55.8	$49.3
Capital expenditures	19.5	21.5	$33.8	$43.3

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars)	2007	2006	2007	2006
Adjusted EBITDA
Net income (loss)	$(21.2)	$(14.4)	$(30.6)	$6.2
Interest and debt expense	12.4	12.3	24.7	24.3
Interest income (a)	(0.5)	(0.6)	(1.3)	(1.3)
Income tax provision (benefit)	6.0	(0.9)	6.2	11.1
Depreciation and amortization expense	27.9	24.8	55.8	49.3

EBITDA	24.6	21.2	54.8	89.6
Loss from discontinued operations	2.0	13.8	2.6	18.6
Provision for environmental remediation and restoration, net of reimbursements	1.5	—	1.7	(20.5)
Gain on sale of assets	(0.3)	—	(0.3)	—
Noncash charges constituting:
One-time fees, costs and expenses related to separation from Kerr-McGee	—	0.1	—	1.7
Write-downs of property, plant and equipment and other assets	0.2	0.2	0.3	0.3
Other items (b)	6.7	5.0	14.7	13.4

Adjusted EBITDA	$34.7	$40.3	$73.8	$103.1

(a)	Included as a component of other income, net in the company’s consolidated statement of operations.

(b)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion expense.
     Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate adjusted EBITDA differently, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.